UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2009

OXYGEN BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

2-31909
(Commission File No.)

Delaware	26-2593535
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

2530 Meridian Parkway, 3rd Floor, Durham, North Carolina 27713

(Address of principal executive offices)

(919) 806-4414

(Registrant’s telephone number)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On July 29, 2009, Oxygen Biotherapeutics, Inc., is filing with then Securities and Exchange Commission an extension on Form 12B-25 for filing its annual report on Form 10-K for the fiscal year ended April 30, 2008. In the Form 12B-25, we make the following disclosure regarding our results of operations for fiscal year 2008:

Oxygen Biotherapeutics expects its net loss will increase from $6.72 million for the year ended April 30, 2008, to approximately $32.85 million for the year ended April 30, 2009. The increase in net loss is attributable primarily to an increase of approximately $5.07 million in general and administrative expenses, and $20.81 million of interest expense. The foregoing figures are unaudited and represent our estimate of the net loss and expenses for fiscal year 2009 and, as such, are subject to year-end audit adjustments and corrections.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXYGEN BIOTHERAPEUTICS, INC.

Date: July 29, 2009	By:	/s/ Charles H. Seeman
Charles H. Seeman Chief Financial Officer